Filed pursuant to Rule 424(b)(5)

Registration No. 333-284912

Prospectus Supplement

(To Prospectus dated October 8, 2025, as amended)

NFT Limited

1,000,000 Units or Pre-Funded Units, Each Unit or Pre-Funded Unit Consisting of One Class A Ordinary Share and One Common Warrant to Purchase One Class A Ordinary Share or one Pre-Funded Warrant to Purchase one Class A Ordinary Share and One Common Warrant to Purchase One Class A Ordinary Share

400,000 Class A Ordinary Shares underlying the Pre-Funded Warrants

1,000,000 Class A Ordinary Shares underlying the Common Warrants

We are offering on a best-efforts basis 600,000 units (the “Units”), each Unit consisting of (i) one Class A ordinary share with a nominal or par value of US$0.04 per share (each a “Class A Ordinary Share”), of NFT Limited (“NFT”, the “Company”, “we”, “our”, “us”), and (ii) one warrant to purchase one Class A Ordinary Share (each a “Common Warrant”), at the offering price of US$1.00 per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

We are also offering 400,000 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of (i) one pre-funded warrant (each a “Pre-Funded Warrant”) to purchase one Class A Ordinary Share and (ii) one Common Warrant, to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold in this offering, minus $0.04.  The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

Each Common Warrant will entitle the holder to purchase one Class A Ordinary Share at the exercise price of $1.00 (representing 100% of the offering price of $1.00 per Unit), and will expire five (5) years from the date of issuance. A holder of a Common Warrant may not exercise any portion of a Common Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Class A Ordinary Shares after exercise, as such ownership percentage is determined in accordance with the terms of the Common Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%. A holder of Common Warrants may, at any time following the closing of this offering and in its sole discretion, exercise its Common Warrants in whole. See “Description of Our Securities We are Offering” on page S-21  of this prospectus supplement for more information regarding the terms of the Common Warrants.

The Class A Ordinary Shares and Pre-Funded Warrants, as the case may be, can each be purchased in this offering only with the accompanying Common Warrants that are part of a Unit or Pre-Funded Unit, but the Units and the Pre-Funded Units have no stand-alone rights and will not be certificated, and the components of the Units or the Pre-Funded Units will be immediately separable and will be issued separately in this offering.

We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants included in the Units and Pre-Funded Units offered hereby.

Our Class A Ordinary Shares are listed on the NYSE American (the “NYSE American”) under the symbol “MI”. On October 8, 2026, the last reported sales price of our Class A Ordinary Shares on the NYSE American was US$0.8937 per share. See “Risk Factors - Risks Related to Our Ordinary Shares - NFT Limited’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation.” on page S-13 of this prospectus supplement.

The Company’s shareholders approved a series of share capital-related proposals at the extraordinary general meeting held on April 17, 2026, including a share capital reduction and reorganization, the adoption of second amended and restated memorandum and articles of association, an increase in authorized share capital, the adoption of third amended and restated memorandum and articles of association, a share consolidation at a ratio of up to 1-for-200 and the adoption of fourth amended and restated memorandum and articles of association. The Company has effected the implementation of all such approved proposals in accordance with applicable Cayman Islands law and the terms of the resolutions, including a share consolidation at a ratio of 1-for-80 which became effective on May 18, 2026 (the “Share Consolidation”), and has adopted the corresponding fourth amended and restated memorandum and articles of association reflecting such changes. As a result, the Company’s authorized share capital is currently US$5,000,000 divided into 112,500,000 Class A ordinary shares with a nominal or par value of US$0.04 each and 12,500,000 Class B ordinary shares with a nominal or par value of US$0.04 each. Unless specified otherwise, all references in this prospectus supplement to share and per share data have been adjusted, including historical data which has been retroactively adjusted, to give effect to the Share Consolidation.

There is no established trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two trading days following the commencement of sales in this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Any proceeds from the sale of Units and Pre-Funded Warrants offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page S-13 in this prospectus supplement and in our 2025 Annual Report on Form 20-F (the “2025 Annual Report”), filed with the Securities and Exchange Commission on May 1, 2026, for more information.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong.

As of the date of this prospectus supplement, none of our subsidiaries are located in the People’s Republic of China (or the “PRC”). We do not have any operations or maintain any office in mainland China. The securities offered in this prospectus supplement are securities of NFT Limited, the offshore holding company in the Cayman Islands. Holders of our securities do not directly own any equity interests in our operating subsidiaries.

Two of our subsidiaries, Metaverse Digital Payment Co., Limited (“Metaverse HK”) and Xihang Technology Limited (“Xihang HK”) were formed and operated in Hong Kong. Metaverse HK is engaged in digital payment service, while Xihang HK was acquired on August 11, 2026 and as of the date of this prospectus supplement, has not conducted any material business operations.  While we do not have operations in mainland China, the legal and operational risks associated with having operations in the PRC also apply to having operations in Hong Kong. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless, please see “Risk Factors” in this prospectus supplement.

We have no variable interest entities in our corporate structure. The following diagram illustrates our current corporate structure, which includes all of our subsidiaries as of the date of this prospectus supplement:

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings.

Based on laws and regulations currently in effect in the PRC as of the date of this prospectus supplement, given that we currently do not have any business operations in mainland China, we believe that the Trial Measures do not apply to us and our offerings so that we are not required to file with the CSRC for any offerings, as advised by Hebei Meidong Law Firm, our counsel as to PRC law and Hong Kong law. However, if we and our Hong Kong subsidiaries are found noncompliant with the Trial Measures, we may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and our controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

We face various legal and operational risks and uncertainties as a company with partial operations in Hong Kong. While we do not have any operations or maintain any office in the PRC, the legal and operational risks associated with having operations in the PRC apply to operations in Hong Kong. Our results of operations and financial condition may be materially and adversely affected by significant regulatory developments in the PRC. Actions by the PRC government can also significantly affect our business. See “Risk Factors-Risks Related to Doing Business in Hong Kong” in our 2025 Annual Report.

The PRC may also intervene or influence our operations in Hong Kong or elsewhere at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers in China, which could result in a material change in our operations and/or the value of our shares. For example, in recent years the PRC government has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretations, which could result in claims, changes to our data and other business practices, regulatory investigations, penalties, increased cost of operations, or declines in customer growth or engagement, or otherwise affect our business. As a result, the trading prices of our securities could significantly decline or become worthless. Additionally, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. There are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. In addition, our auditor, Assentsure PAC (PCAOB ID: 6783), is headquartered in Singapore.

Since these rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may cause significant disruption to our business operations, materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Substantially all of our assets will be located in Hong Kong and the United States, and our officers and our present directors reside primarily in the United States and mainland China. Specifically, one resides in United States, and the others are based in mainland China, where they work remotely. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers based in mainland China or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of these directors and officers under federal securities laws. We have been advised by our PRC and Hong Kong legal counsel, Hebei Meidong Law Firm, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to, or may experience difficulties or incur additional costs in order to enforce a judgment obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. See “Enforceability of Civil Liabilities” for more details.

There have been no cash flows or transfers of other assets by type that have occurred between the holding company and its subsidiaries. No subsidiary has made any dividends or distributions to the holding company and no dividends or distributions have been made to U.S. investors. We maintain a cash management policy. There is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong. For more information regarding our cash transfer situation, please refer to our consolidated financial statements and notes to the consolidated financial statements incorporated by reference in this prospectus supplement from our other filings with the SEC. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The related free writing prospectus may add, update or change information contained in this prospectus supplement. You should read carefully this prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”). The Placement Agent has no obligation to purchase and is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus supplement. We have agreed to pay the Placement Agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus supplement for more information regarding these arrangements.

	Per Unit Consisting of One Class A Ordinary Share and One Warrant	Per Pre- Funded Unit Consisting of One Pre- Funded Warrant and One Warrant	Total Gross Proceeds
Offering price(1)	$1.00	$0.96	$984,000
Placement Agent’s fees(2)	$0.06	$0.0576	$59,040
Proceeds, before expenses, to us(3)	$0.94	$0.9024	$924,960

(1)	Each Unit is offered at an offering price of US$1.00.

(2)	We have agreed to pay the Placement Agent a cash fee equal to six percent (6.0%). We have also agreed to reimburse the Placement Agent for certain of their offering-related expenses. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for a description of the compensation to be received by the Placement Agent.

(3)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s fees and reimbursement of the Placement Agent’s expenses, will be approximately US$47,000.

If we complete this offering, net proceeds will be delivered to us on the closing date. We expect to deliver the securities against payment in U.S. dollars in New York, NY to investors on or about October 9, 2026, subject to satisfaction of certain customary closing conditions.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Prospectus supplement dated October 8, 2026.

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 13, 2025, we filed with the SEC a registration statement on Form F-3 (File No. 333- 284912), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on November 28, 2025. Under this shelf registration process, we may, from time to time, issue up to $500 million in the aggregate of Class A Ordinary Shares, debt securities, warrants, and units and rights.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “MI” the “Company,” “we,” “us” and “our” or similar terms refer to NFT Limited, a Cayman Islands exempted company and its consolidated subsidiaries.

S-ii

Commonly Used Defined Terms

Currency, exchange rate, and other references, unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “US$,” “$”, “dollars” and “U.S. dollars” are to the legal currency of the United States. References to “HK$” are to the Hong Kong dollars, the legal currency of Hong Kong. References to “Hong Kong” are to “Hong Kong, Special Administrative Region of the People’s Republic of China”.

Unless otherwise specified or required by context, references to “we,” “the Company”, “NFT Limited”, “NFT”, “our” and “us” refer collectively to (i) NFT Limited, (ii) the subsidiaries of NFT Limited, Takung DIGITAL TECHNOLOGY LIMITED (“NFT Digital”), Takung EXCHANGE LIMITED (“NFT Exchange”), Agent Link Tech Ltd and its wholly owned Hong Kong subsidiary, METAVERSE DIGITAL PAYMENT CO., LIMITED (“Metaverse HK”), and Xihang Technology Limited respectively.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong. Our business in Hong Kong uses Hong Kong dollars, or HKD, the official currency of Hong Kong. Our consolidated financial statements are presented in United States dollars. In this prospectus supplement, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. The dollar references regarding our business using HKD are based on the exchange rate of HKD to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars, which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We obtained the industry and market data used in this prospectus supplement or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus supplement other than to the extent specifically cited in this prospectus supplement. We have sought to provide current information in this prospectus supplement and believe that the statistics provided in this prospectus supplement remain up-to-date and reliable, and these materials are not incorporated in this prospectus supplement other than to the extent specifically cited in this prospectus supplement.

S-iii

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Overview

NFT Limited (the “Company”) is a holding company incorporated in the Cayman Islands. Through our subsidiaries, we currently operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade in ownership over valuable artwork in the form of non-fungible tokens or NFT. In addition, we also provide NFT consulting with respect to the strategic utilization of blockchain technology and NFT launches. Given our goal to create multiple potential revenue streams and continue to diversify our business model, we are also exploring an NFT gaming business, including sales of in-game character NFTs and sales of membership packs, and launching AI computing and humanoid robotics initiatives.

The Company offers online listing and trading services that allow artists, art dealers, owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform. Our platform also makes high-end and expensive artwork more accessible to ordinary people without substantial financial resources.

The Company, through its operating subsidiaries, generates revenue from services in connection with the offering and trading of artwork on its system, primarily consisting of trading commissions on the listing and trading of NFTs on our platform.

Takung Digital Technology Limited (“Takung Digital”) was incorporated in Albany, New York on December 13, 2021 and is a wholly owned subsidiary of NFT Limited. This entity primarily provides administrative and technical support for the development of NFT projects.

Takung Exchange Limited (“Takung Exchange”) was incorporated in Wyoming under the name “NFT Exchange Limited” on January 7, 2022 and is wholly owned by NFT Limited. On March 31, 2022, the registered name was changed to “Takung Exchange Limited”. This entity facilitates the business and operation of the new Takung Exchange market.

Metaverse Digital Payment Co., Limited (“Metaverse HK”) was formed in Hong Kong on January 27, 2022, and is wholly owned by Takung Exchange. This entity is engaged in digital payment service.

On November 1, 2022, the Company, Hong Kong Takung and Hong Kong MQ (together with Hong Kong Takung, the “Targets”), and Fecundity Capital Investment Co., Ltd. (the “Purchaser”), entered into a share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase the Targets in exchange for cash consideration of $1,500,000 (the “Purchase Price”) (the “Disposition”). The closing of the Disposition was subject to certain closing conditions, including the payment of the Purchase Price, the receipt of a fairness opinion from Access Partner Consultancy & Appraisals and the approval of the Company’s shareholders. The Disposition closed on June 30, 2023 following receipt of full payment from the Purchaser by Takung Digital Exchange.

On May 15, 2026, the Company incorporated Agent Link Tech Ltd under the laws of the State of Wyoming. On August 11, 2026, the Company acquired Xihang HK, a company incorporated under the laws of Hong Kong. As of the date of this prospectus supplement, neither entity has conducted any material business operations.

Our principal executive office is located at Office Q, 11th Floor, Kings Wing Plaza 2, No. 1, Kwan Street, Sha Tin, New Territories, Hong Kong.

Corporate Structure

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong.

As of the date of this prospectus supplement, none of our subsidiaries are located in the People’s Republic of China (or the “PRC”). We do not have any operations or maintain any office in mainland China. The securities offered in this prospectus supplement are securities of NFT Limited, the offshore holding company in the Cayman Islands. Holders of our securities do not directly own any equity interests in our operating subsidiaries.

Two of our subsidiaries, Metaverse Digital Payment Co., Limited (“Metaverse HK”) and Xihang Technology Limited (“Xihang HK”) were formed and operated in Hong Kong. Metaverse HK is engaged in digital payment service, while Xihang HK was acquired on August 11, 2026 and as of the date of this prospectus supplement, has not conducted any material business operations. While we do not have operations in mainland China, the legal and operational risks associated with having operations in the PRC also apply to having operations in Hong Kong. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless, please see “Risk Factors” in this prospectus supplement.

We have no variable interest entities in our corporate structure. The following diagram illustrates our current corporate structure, which includes all of our subsidiaries as of the date of this prospectus supplement:

Summary of Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page S-13 of this prospectus supplement and in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Our Business and Financial Condition

●	Uncertainties in the Chinese regulatory framework governing internet payment systems and related financial services, particularly with respect to clients in mainland China, may adversely affect our ability to provide services and execute our business strategy. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	A significant portion of our cash consists of restricted client funds that cannot be used for operations, which may limit our liquidity and financial flexibility. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We maintain substantial cash deposits with a Djibouti-based bank that is not subject to deposit insurance protections, and foreign exchange restrictions in Djibouti may limit our ability to access, convert, or repatriate funds. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Adverse global economic conditions, financial market volatility, inflation, geopolitical events, and reduced investor confidence could negatively affect demand for our services and trading activity on our platform. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	A decline in trading volumes on our platform would reduce trading revenues and adversely affect our operating results. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our NFT platform and blockchain-related initiatives are subject to substantial legal, regulatory, operational, cybersecurity, intellectual property, tax, and market acceptance risks, and may not achieve commercial success. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Evolving laws and regulations relating to NFTs, digital assets, cryptocurrencies, anti-money laundering, sanctions, securities, commodities, taxation, and consumer protection may increase compliance costs and expose us to additional liabilities. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	System failures, technology disruptions, capacity constraints, or cybersecurity breaches could disrupt operations, result in financial losses, damage our reputation, and adversely affect our business. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We maintain limited insurance coverage and may be exposed to losses resulting from events for which we are uninsured or underinsured. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our success depends on our ability to effectively market our platform and services and attract and retain traders and customers. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our business model depends on continued acceptance of artwork-based investments and our trading platform by traders and investors. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our operations may be adversely affected if we are unable to renew property leases on favorable terms or at all. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We have a limited number of employees, and our ability to manage growth effectively depends on successfully recruiting, retaining, and integrating qualified personnel. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We may require additional capital to fund operations and growth initiatives, and such financing may not be available on favorable terms, if at all. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our business depends on the continued services of key executives and employees, and the loss of key personnel could materially adversely affect our operations. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our operating results may fluctuate significantly due to economic, regulatory, competitive, and operational factors, making future performance difficult to predict. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Failure to maintain effective internal controls over financial reporting could result in inaccurate financial statements, regulatory issues, and a loss of investor confidence. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Cybersecurity incidents, data breaches, and attacks against our systems could result in legal liability, reputational harm, operational disruptions, and financial losses. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Inflationary pressures may increase operating costs and negatively affect profitability. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our cash deposits may be exposed to loss in the event of a bank failure, particularly where deposit insurance protections are limited or unavailable. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Changes in tax laws, tax rates, tax audits, or tax positions across multiple jurisdictions could adversely affect our financial condition and results of operations. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	The growth of aged receivables and deterioration in customer collectability could negatively affect our financial results. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We have no prior experience or operating history in artificial intelligence computing or humanoid robotics, and our expansion into these unproven new business lines, which will divert management attention and capital away from our existing NFT business, may not succeed and could materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Doing Business in Hong Kong

●	Although we currently operate through subsidiaries in Hong Kong and the United States and do not conduct business in mainland China, future changes in PRC laws, regulations, or policies could adversely affect our operations and the value of our securities. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	The Hong Kong legal system and its relationship with mainland China continue to evolve, creating uncertainty regarding legal protections, regulatory requirements, and enforcement of contractual rights. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	It may be difficult for investors to enforce judgments against our directors, officers, and assets located outside the United States. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We may face challenges establishing and maintaining effective management, legal, financial, and internal control systems in Hong Kong. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	The PRC government may exert greater influence over Hong Kong businesses, overseas securities offerings, foreign investment, data security, and regulatory compliance matters, which could materially affect our business and ability to maintain a U.S. listing. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Future PRC regulatory actions may require us to obtain approvals, filings, or cybersecurity reviews from the CSRC, CAC, or other governmental authorities, and failure to obtain such approvals could adversely affect our operations and securities. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Political developments, social unrest, changes in Hong Kong’s autonomy, U.S.-China tensions, sanctions, and changes to Hong Kong laws and regulations may adversely affect our business and financial condition. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Our securities could be adversely affected by developments under the Holding Foreign Companies Accountable Act, PCAOB inspection requirements, and related U.S. regulatory actions. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	The enactment and enforcement of Hong Kong national security laws and related legislation may adversely affect our operations and business environment. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Changes to Hong Kong’s currency peg with the U.S. dollar could adversely affect our costs, financial condition, and profitability. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	As a holding company, we depend on dividends and distributions from our subsidiaries, and restrictions on such payments could adversely affect our ability to fund operations and satisfy obligations. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

Risks Relating to Investment in Our Securities

●	An active and liquid trading market for our ordinary shares may not develop or be sustained. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Future sales of substantial amounts of our ordinary shares by existing shareholders could adversely affect the market price of our securities. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Failure to maintain effective internal controls could adversely affect our financial reporting, business operations, reputation, and market value. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	Compliance with evolving corporate governance, disclosure, accounting, and public company requirements will increase our costs and management burden. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

●	We do not expect to pay cash dividends on our ordinary shares in the foreseeable future, and investors may only realize returns through appreciation in the market price of our securities. See “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to the Offering

●	NFT Limited’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation (see “Risk Factors - Risks Related to the Offering” on page S-13 of this prospectus supplement);

●	The NYSE American may halt trading in our Class A Ordinary Shares on the NYSE American or delist our Class A Ordinary Shares for public interest concerns as a result of this offering. (see “Risk Factors - Risks Related to the Offering” on page S-14 of this prospectus supplement);

●	There is no public market for the Common Warrants or the Pre-Funded Warrants (see “Risk Factors - Risks Related to the Offering” on page S-14 of this prospectus supplement);

●	The Common Warrants and the Pre-Funded Warrants in this offering are speculative in nature. (see “Risk Factors - Risks Related to the Offering” on page S-14 of this prospectus supplement);

●	Holders of the Common Warrants and the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised. (see “Risk Factors - Risks Related to the Offering” on page S-15 of this prospectus supplement);

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. (see “Risk Factors - Risks Related to the Offering” on page S-15 of this prospectus supplement);

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see “Risk Factors - Risks Related to the Offering” on page S-15 of this prospectus supplement);

●	The price of the Class A Ordinary Shares and other terms of this offering have been determined by us along with our Placement Agent. (see “Risk Factors - Risks Related to the Offering” on page S-15 of this prospectus supplement);

●	If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares. (see “Risk Factors - Risks Related to the Offering” on page S-15 of this prospectus supplement);

●	The Common Warrants contain a Share Combination Event adjustment feature that could substantially reduce the exercise price of the Common Warrants and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders. (see “Risk Factors - Risks Related to the Offering” on page S-16 of this prospectus supplement);

●	The Common Warrants contain adjustment provisions that may substantially reduce the exercise price. (see “Risk Factors - Risks Related to the Offering” on page S-16 of this prospectus supplement);

Cash and Other Assets Transfers within our Organization

There are no cash flows and transfers of other assets by type that have occurred between the holding company and its subsidiaries. No dividends or distributions that a subsidiary has made to the holding company. No dividends or distributions made to U.S. investors.

We maintain a cash management policy that dictates how and when funds are transferred or distributed. Our policy outlines its purpose, scope, and objectives related to cash management. It identifies the parties responsible for cash management and their duties regarding fund transfers. The policy also establishes general principles for key management areas, including bank accounts, investment of surplus cash, petty cash, internal controls, and digital assets, as well as requirements regarding policy review.

Specifically, the Company’s finance department and treasury function staff are responsible for managing fund transfers. The finance department maintains accurate records of all cash inflows and outflows, prepares and updates short-term and long-term cash flow forecasts, reviews daily bank balances, recommends investment or borrowing actions, and ensures the timely reconciliation of all bank accounts. Treasury function staff submit forecasts of expected cash needs to the finance department and obtain prior approval for significant cash expenditures. Additionally, treasury staff are responsible for executing investments of surplus funds according to approved guidelines, managing banking relationships, and ensuring compliance with cash-related covenants and regulations.

Metaverse HK is permitted under the laws of Hong Kong to transfer cash to the Company and other subsidiaries, across borders, and to U.S. investors, including providing funding to NFT Exchange, a wholly owned subsidiary of the Company in Wyoming, through dividend distribution without restrictions on the amount of the funds. However, there is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong. We and our subsidiaries currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Metaverse HK is the only subsidiary in Hong Kong. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Metaverse HK to NFT Exchange or from Metaverse HK to the Company and the investors in the U.S. However, there is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out from share capital.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” on page S-18 for additional information.

Permissions or Approvals Required from the PRC Authorities

As of the date of this prospectus supplement, on the basis that we currently do not have any business operations in mainland China, Hebei Meidong Law Firm, our counsel as to PRC law and Hong Kong law, has advised us that we are not required to obtain approvals from the PRC authorities to operate our business or list on U.S. exchanges and offer or continue to offer securities; specifically, we are currently not required to obtain any permission or approval and are not covered by permission requirements from the CSRC, the Cyberspace Administration of China (CAC) or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, if we or our Hong Kong subsidiaries (i) do not receive or maintain such approval, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such approval is not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such approval in the future, our operations and financial condition could be materially adversely affected, and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our auditor is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor, Assentsure PAC, is headquartered in Singapore, not mainland China or Hong Kong, and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor is not currently subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to PCAOB inspections.

While our auditor is based outside mainland China and Hong Kong, and is registered with the PCAOB and has been inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. In addition, the recent developments would add uncertainties to the listing and trading of our ordinary shares and we cannot assure you whether NYSE American or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or NYSE American will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or are required to engage a new audit firm, which would require significant expense and management time.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our ordinary shares would force holders of our ordinary shares to sell their ordinary shares. The market price of our ordinary shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. See “Risk Factors-Risks Related to Doing Business in Hong Kong -- Although the audit report included in this annual report is prepared by U.S. auditors who are currently not inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.” in our Annual Report on Form 20-F for the year ended December 31, 2025, filed on May 1, 2026.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the NYSE American corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to our home country practice in the Cayman Islands in lieu of many of the NYSE American corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on NYSE American.

Recent Developments

March 2026 Registered Direct Offering

On March 10, 2026, the Company entered into a securities purchase agreement with certain investors for a registered direct offering, which closed on March 11, 2026. The Company issued an aggregate of 9,009 units (post-Share Consolidation), each consisting of one Class A ordinary share and one warrant, at a purchase price of $308 per unit (post-Share Consolidation), for gross proceeds of approximately $2.77 million and net proceeds of approximately $2.58 million, after deducting placement agent fees and offering expenses. The Company intends to use the net proceeds for working capital and general corporate purposes.

Each warrant has an exercise price of $333.6 per share (post-Share Consolidation), is exercisable for five years, and is subject to customary anti-dilution adjustments and a beneficial ownership limitation of 4.99% (which may be increased to 9.99% upon notice). The warrants also included a limited-time “zero cash exercise” feature, under which holders could elect to receive shares based on a Black-Scholes valuation formula, subject to a floor price, and the Company does not expect to receive material additional cash proceeds from warrant exercises. The warrants have been fully exercised as of the date of this prospectus supplement.

The Company agreed to certain customary restrictions, including short-term limitations on additional issuances and variable rate transactions, and its officers, directors and affiliates entered into 120-day lock-up agreements. Maxim Group LLC acted as exclusive placement agent and received a cash fee equal to 6% of the gross proceeds, reimbursement of expenses, and a 12-month right of first refusal and tail fee arrangement in connection with future financings.

October 2026 Registered Direct Offering

On October 6, 2026, the Company entered into a securities purchase agreement with certain investors for a registered direct offering, which closed on October 7, 2026. The Company issued an aggregate of 1,890,000 units, each consisting of one Class A ordinary share or one pre-funded warrant in lieu thereof, and one warrant, at a purchase price of $1.35 per unit, for gross proceeds of approximately $2.55 million and net proceeds of approximately $2.12 million, after deducting placement agent fees and offering expenses (the “October 2026 RD Offering”). The Company intends to use the net proceeds for (i) the development, operation and expansion of its NFT artwork trading platform business and its AI robotics project, working capital and general corporate purposes; and (ii) the purchase of insurance coverage for the Company’s directors and officers.

Each warrant has an exercise price of $1.35 per share, is exercisable for five years, and is subject to customary anti-dilution adjustments and a beneficial ownership limitation of 4.99% (which may be increased to 9.99% upon notice). Each pre-funded warrant has an exercise price of $0.04 per Class A ordinary share, is immediately exercisable upon issuance (subject to the beneficial ownership cap), and may be exercised at any time until exercised in full. As of the date of this prospectus supplement, 208,000 warrants have been exercised, and the pre-funded warrants have been fully exercised.

The Company agreed to certain customary restrictions, including short-term limitations on additional issuances and variable rate transactions, and its officers and directors entered into 60-day lock-up agreements. Maxim Group LLC acted as exclusive placement agent and received a cash fee equal to 6% of the gross proceeds, reimbursement of expenses, and a 12-month right of first refusal in connection with future financings.

Share Capital Amendments

The Company’s shareholders approved a series of share capital-related proposals at the extraordinary general meeting held on April 17, 2026, including a share capital reduction and reorganization, the adoption of second amended and restated memorandum and articles of association, an increase in authorized share capital, the adoption of third amended and restated memorandum and articles of association, a share consolidation at a ratio of up to 1-for-200 and the adoption of fourth amended and restated memorandum and articles of association. The Company has effected the implementation of all such approved proposals in accordance with applicable Cayman Islands law and the terms of the resolutions, including a share consolidation at a ratio of 1-for-80 which became effective on May 18, 2026 (the “Share Consolidation”), and has adopted the corresponding fourth amended and restated memorandum and articles of association reflecting such changes. As a result, the Company’s authorized share capital is currently US$5,000,000 divided into 112,500,000 Class A ordinary shares with a nominal or par value of US$0.04 each and 12,500,000 Class B ordinary shares with a nominal or par value of US$0.04 each. The Class A ordinary shares continue to trade on the NYSE American under the symbol “MI” with the new CUSIP number, G6363T123.

Incorporation and Acquisition of New Entities

On May 15, 2026, the Company incorporated Agent Link Tech Ltd under the laws of the State of Wyoming. On August 11, 2026, the Company acquired Xihang HK, a company incorporated under the laws of Hong Kong. As of the date of this prospectus supplement, neither entity has conducted any material business operations.

Follow-on Offering

On August 21, 2026, the Company entered into a securities purchase agreement with investors in connection with a registered offering. The Offering closed on August 24, 2026.

The Company issued 437,957 units, consisting of 279,600 common units and 158,357 pre-funded units. Each common unit consisted of one Class A ordinary share, par value $0.04 per share, and one common warrant to initially purchase one Class A ordinary share, at an offering price of $4.60 per common unit. Each pre-funded unit consisted of one pre-funded warrant to purchase one Class A ordinary share, and one common warrant, at an offering price of $4.56 per pre-funded unit, which was equal to the public offering price per common unit, less the $0.04 exercise price per pre-funded warrant. The gross proceeds from the offering were approximately $2.01 million. After deducting placement agent fees and offering expenses, net proceeds were approximately $1.76 million. The Company intends to use the net proceeds for working capital and other general corporate purposes.

Each common warrant has an exercise price of $4.60 per Class A ordinary share, is immediately exercisable upon issuance (subject to the beneficial ownership cap), and is initially exercisable for one Class A ordinary share, subject to certain adjustments as set forth therein, and expires five years from the date of issuance. Each pre-funded warrant has an exercise price of $0.04 per Class A ordinary share, is immediately exercisable upon issuance (subject to the beneficial ownership cap), and may be exercised at any time until exercised in full.

Private Placement

On September 30, 2026, the Company entered into certain securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended, pursuant to which the Company agreed to sell an aggregate of 80,000,000 Class A ordinary shares of the Company, par value $0.04 per share, at a price of $0.45 per Share, for an aggregate purchase price of approximately $36 million. The net proceeds to the Company from such offering will be used by the Company for the development, operation and expansion of its NFT artwork trading platform business and its planned AI robotics project, working capital and general corporate purposes. The offering closed on October 7, 2026, following the satisfaction or waiver of all closing conditions.

Corporate Information

Our principal executive office is located at Office Q, 11th Floor, Kings Wing Plaza 2, No. 1, Kwan Street, Sha Tin, New Territories, Hong Kong. Our telephone number is +86-19145546614. We maintain a website at https://www.nftoeo.com/ that contains information about our Company, though no information contained on our website is part of this prospectus supplement. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement. Our annual reports on Form 20-F and reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

THE OFFERING

Issuer	NFT Limited

Units Offered by the Issuer	We are offering 600,000 Units at the offering price of US$1.00 per Unit. Each Unit consists of one Class A Ordinary Share and one Common Warrant to purchase one Class A Ordinary Share.

We are also offering to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, 400,000 Pre-Funded Units, each Pre-Funded Unit consisting of one Pre-Funded Warrant and one Common Warrant.

This prospectus supplement also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and Common Warrants.

Ordinary Shares outstanding immediately prior to this offering	83,022,497 Class A Ordinary Shares and 0 Class B Ordinary Shares as of the date of this prospectus supplement.

Ordinary Shares outstanding immediately after this offering

83,622,497 Class A Ordinary Shares, assuming no exercise of the Pre-Funded Warrants or Common Warrants; or

84,022,497 Class A Ordinary Shares, assuming (i) full exercise of the Pre-Funded Warrants, and (ii) no exercise of the Common Warrants; or

85,022,497 Class A Ordinary Shares, assuming (i) full exercise of the Pre-Funded Units, and (iii) full exercise of the Common Warrants; and

0 Class B Ordinary Shares

Description of Pre-Funded Warrants and Common Warrants

Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will equal the price per Unit minus $0.04, and the exercise price of each Pre-Funded Warrant will be $0.04 per Class A Ordinary Share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Common Warrant will be exercisable immediately to purchase one Class A Ordinary Share. Each Common Warrant will have an initial exercise price of $1.00 per Class A Ordinary Share (100% of the offering price of each Unit in this offering, the “Basis Price”), will be exercisable upon issuance, and will expire five (5) year from the issuance date. The Common Warrants contain certain mechanisms for cashless exercise if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the warrant shares. The Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions in the event of future dilutive issuance, share combinations and reverse splits.

For more information regarding the Pre-Funded Warrants and Common Warrants, you should carefully read the sections titled “Description of Our Securities We are Offering” in this prospectus supplement.

Voting Rights	Each Class A Ordinary Share shall entitle the holder to one (1) vote on all matters subject to vote at our general meetings

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$850,000 million  from this offering, assuming, (i) full exercise of the Pre-Funded Units, and (ii) no exercise of the Common Warrants, after deducting estimated Placement Agent’s fees, reimbursement of Placement Agent’s expenses, and estimated offering expenses payable by us.

We anticipate using the net proceeds of this offering primarily for the development, operation and expansion of its NFT artwork trading platform business and its AI robotics project, working capital and general corporate purposes.

See “Use of Proceeds” on page S-18 for additional information.

Dividend Policy	We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy” on page S-18 for additional information.

Lock-up	Each of our executive officers and directors has agreed that they will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Placement Agent’s prior written consent during the 60 day period from October 7, 2026, the closing date of the October 2026 RD Offering. We have agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain exemptions.

Risk Factors	An investment in our securities involves substantial risks. You should be aware that the NYSE American may halt trading in our Class A Ordinary Shares and/or delist our Class A Ordinary Shares for public interest concerns. See “Risk Factors – The NYSE American may halt trading in our Class A Ordinary Shares on the NYSE American or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.” on page S-14 of this prospectus supplement. You should read this prospectus supplement carefully, including the section entitled “Risk Factors” and the financial statements and the related notes to those statements included elsewhere in this prospectus supplement and in our 2025 Annual Report before investing in our securities.

Transfer Agent	VStock Transfer, LLC

NYSE American Listing Symbol	Our Class A Ordinary Shares are listed on the NYSE American under the symbol “MI.” There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 1, 2026, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

The Summary of Risk Factors can be found on page S-12 of this prospectus supplement.

Risks Related to Our Business and Financial Condition

We have no prior experience or operating history in artificial intelligence computing or humanoid robotics, and our expansion into these unproven new business lines, which will divert management attention and capital away from our existing NFT business, may not succeed and could materially and adversely affect our business, financial condition, and results of operations.

We have no operating history or prior experience in AI computing or humanoid robotics, and our expansion into these new and unproven business lines may not be successful.

Our historical business has consisted of operating an online electronic platform for the offering and trading of digital artwork in the form of non-fungible tokens, providing NFT consulting services relating to blockchain technology, and exploring an NFT gaming business, including sales of in-game character NFTs and membership packs.sec.gov We are now seeking to expand into artificial intelligence computing and humanoid robotics, which are new business lines in which we, our management, and our subsidiaries have no prior operating history, technical expertise, or commercial track record. These businesses are technologically complex, capital-intensive, and subject to rapid change, and we cannot assure you that we will be able to develop, acquire, or successfully commercialize any AI computing or robotics products or services.

Our ability to succeed in these new business lines will depend on a number of factors outside our control or that we have not previously had to manage, including our ability to recruit and retain qualified engineering, scientific, and technical personnel; to secure reliable access to specialized hardware, components, and computing infrastructure; to protect and avoid infringing third-party intellectual property in a highly competitive and fast-evolving field; and to navigate an uncertain and evolving regulatory environment applicable to artificial intelligence and robotics in the jurisdictions in which we may operate. We may also need to pursue acquisitions, joint ventures, or strategic partnerships to obtain the technology, personnel, or market access necessary to compete in these fields, and we cannot assure you that any such transactions will be available to us on favorable terms, or at all, or that we will be able to integrate and operate any acquired business successfully.

In addition, our pursuit of these new business lines will require significant capital investment and will divert management and financial resources away from our existing NFT trading platform and related businesses, which may adversely affect our ability to grow or maintain our existing operations. If we are unable to successfully develop or monetize our AI computing or robotics initiatives, or if these initiatives require greater investment, more time, or more resources than anticipated, our business, financial condition, and results of operations could be materially and adversely affected, and the market price of our Class A Ordinary Shares could decline.

Risks Related to the Offering

NFT Limited’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation.

The trading price of the Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with operations located in Hong Kong that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

The NYSE American may halt trading in our Class A Ordinary Shares on the NYSE American or delist our Class A Ordinary Shares for public interest concerns as a result of this offering

Because of the highly dilutive nature of this offering, the NYSE American may halt trading in our Class A Ordinary Shares on the NYSE American or delist our Class A Ordinary Shares for public interest concerns or because our Class A Ordinary Shares continue to trade below the NYSE American’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on the NYSE American. A number of companies listed on other stock exchanges, such as the Nasdaq Capital Market (“Nasdaq”), have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Common Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to regain compliance with Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above the NYSE American’s minimum bid price, there can be no assurance that our Class A Ordinary Shares will not again drop below such price, which may cause the NYSE American to delist our Class A Ordinary Shares.

If the NYSE American delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Class A Ordinary Shares could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Class A Ordinary Shares are a “penny stock,” which will require brokers trading the Class A Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

There is no public market for the Common Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

The Common Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

The Common Warrants and the Pre-Funded Warrants in this offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Common Warrants and the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants and the Pre-Funded Warrants will equal or exceed their imputed offering price. The Common Warrants and the Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of the Common Warrants and the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised.

Until holders of the Common Warrants and the Pre-Funded Warrants acquire Class A Ordinary Shares upon exercise of such warrants, holders of the Common Warrants and the Pre-Funded Warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Each of our directors and executive officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Class A Ordinary Shares for a period ending 60 days  from the closing of this offering. We have agreed to similar restrictions on the issuance, sale, disposal, and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain exemptions. See “Plan of Distribution”. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. If our shareholders sell substantial amounts of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A Ordinary Shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price of the Class A Ordinary Shares and other terms of this offering have been determined by us along with our Placement Agent.

If you purchase our Class A Ordinary Shares or the Pre-funded Warrants in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Placement Agent. The offering price for our Class A Ordinary Shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Class A Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Class A Ordinary Shares.

In addition, we will issue Common Warrants to purchase 1,000,000 Class A Ordinary Shares (accounting for approximately 1.2% of our currently issued and outstanding Class A Ordinary Shares). Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the Class A Ordinary Shares at a price per share that is equal to or greater than the exercise price paid by such holders.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Class A Ordinary Shares in this offering will realize an immediate decrease in net tangible book value of $0.01 per share. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution.”

The Common Warrants contain a Share Combination Event adjustment feature that could substantially reduce the exercise price of the Common Warrants and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders.

The Common Warrants contain a Share Combination Event adjustment provision. If, while the Common Warrants remain outstanding, we effect a reverse share split, share combination, recapitalization or similar transaction involving our Class A Ordinary Shares (a “Share Combination Event”), then the exercise price of the Common Warrants may be further reduced to the lowest volume weighted average price (“VWAP”) observed during the period beginning five trading days before and ending five trading days after the Share Combination Event. If this Event Market Price is lower than the otherwise applicable exercise price, the exercise price of the Common Warrants will be reduced to such lower price. For each adjustment pursuant to a Share Combination Event, the number of shares issuable under the Common Warrants (the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

While the Common Warrants remain outstanding, any future reverse share splits effected could trigger the Share Combination Event adjustment provisions of the Common Warrants. The Share Combination Event adjustment feature could result in the issuance of a substantially greater number of shares than investors may currently expect, which could materially increase dilution to our existing shareholders, place downward pressure on the market price of our Class A Ordinary Shares and adversely affect the value of an investment in our securities.

For illustrative purposes, as a Common Warrant has an initial exercise price of $1.00 per share, which is the public offering price per Unit, following a future reverse share split at an assumed ratio of one (1)-for-ten (10), the exercise price will be adjusted to $10. and the number of shares issuable upon exercise of each Common Warrant will be adjusted to 0.1 share. Further assuming that the Event Market Price were determined to be $8.00, the exercise price would be reduced from $10.00 to $8.00 and the number of shares issuable upon exercise would increase from 0.1 share to 0.125 share. If the Event Market Price were $5.00, the exercise price would be reduced to $5.00, and the number of shares issuable upon exercise of each Common Warrant would increase from 0.1 share to 0.2 shares. The actual adjustment would depend on the ratio of the reverse share split and the applicable Event Market Price at the time of the Share Combination Event.

Reverse Split Ratio	Exercise Price	Assumed Event Market Price		Shares per Warrant	Standard Common Warrant Shares	Adjusted Common Warrant Shares after Share Combination Event	Increase of Common Warrant Shares	Fully Diluted Shares after Share Combination Event	Fully Diluted Existing Stockholders Ownership %	Fully Diluted Common Warrant Ownership %	Dilution to Existing Stockholders
None	$1.00	$	N/A	1	1,000,000	N/A	N/A %	85,022,497	97.65%	11.76%	0.00%
1-for-10	$10.0		$8	0.1	100,000	125,000	25%	8,527,249	97.36%	1.47%	0.29%
1-for-50	$50.0		$8	0.02	20,000	125,000	625%	1,825,450	90.96%	6.85%	6.69%

The foregoing table illustrates the potential impact of the Share Combination Event adjustment provision at various reverse share split ratios, assuming in each case that the exercise price is reduced to the Event Market Price. As illustrated above, depending on the ratio of the reverse share split and the applicable Event Market Price at the time of the Share Combination Event, the Share Combination Event adjustment would increase the number of shares issuable upon exercise of the Common Warrants by a significant amount and could be higher than 625% as illustrated above, assuming a $8.00 Event Market Price under a 1-for-50 reverse share split ratio. As a result, the ownership percentage of our existing shareholders could decline from approximately 97.65% to 90.96% or even lower if the Event Market Price is lower than as illustrated above, attributable solely to the Share Combination Event adjustment provision.

The Common Warrants contain adjustment provisions that may substantially reduce the exercise price.

The Common Warrants also contain adjustment provisions that could result in a significant reduction in the exercise price of the Common Warrants. Pursuant to the Dilutive Issuance adjustment provisions of the Common Warrants, if we sell (or are deemed to have issued or sold) any Class A ordinary shares or securities convertible or exercisable into Class A ordinary shares, but excluding Class A ordinary shares or securities deemed to have been issued or sold by us in an Exempt Issuance (as defined in the Common Warrant) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price of the Common Warrant in effect immediately prior to such issuance or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to the lower of the (1) New Issuance Price and the (2) lowest VWAP during the period commencing five consecutive Trading Days immediately preceding and ending on the fifth Trading Day immediately following the consummation of such issuance. The number of Class A ordinary shares issuable pursuant to the Common Warrant will remain the same as prior to the Dilutive Issuance.

For illustrative purposes, as a Common Warrant has an initial exercise price of $1.00 per share, following a future financing at an assumed offering price of $0.80 per share, and such offering price is lower than lowest VWAP during the period commencing five consecutive Trading Days immediately preceding and ending on the fifth Trading Day immediately following the consummation of such financing, the exercise price will be adjusted from $1.00 to $0.80. The number of Class A ordinary shares issuable remains the same as immediately prior to such Dilutive Issuance. The company will receive less exercise price under the Common Warrants if they conduct a financing at lower price in the future.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws that provides significantly fewer protections to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

According to Conyers Dill & Pearman LLP, our local Cayman Islands counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment in the Cayman Islands. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore may be enforceable but the courts of the Cayman Islands have not yet ruled in this regard. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

In addition, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

Currently, four of our directors are based in mainland China. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

USE OF PROCEEDS

Based upon the offering price of US$1.00 per Unit, we estimate that we will receive net proceeds from this offering of approximately US$0.85 million, assuming (i) full exercise of the Pre-Funded Units, and (ii) no exercise of the Common Warrants, after deducting the Placement Agent’s fees, reimbursement of the Placement Agent’s expenses, and the estimated offering expenses payable by us. We plan to use the net proceeds from this offering for the development, operation and expansion of its NFT artwork trading platform business and its AI robotics project, working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors - Risks Related to the Offering - We have broad discretion in the use of the net proceeds from this offering and may not use them effectively” on page S-15 of this prospectus supplement.

DIVIDEND POLICY

We do not plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Metaverse HK is permitted under the laws of Hong Kong to provide funding to Takung Exchange, a wholly owned subsidiary of the Company in Wyoming, through dividend distribution without restrictions on the amount of the funds. We and our subsidiaries currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Metaverse HK is the only subsidiary in Hong Kong. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Metaverse HK to Takung Exchange or from Metaverse HK to the Company and the investors in the U.S.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out from share capital.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026, as adjusted to give effect to the Share Consolidation:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect (i) the issuance and sale of 279,600 Class A Ordinary Shares, 158,357 pre-funded warrants, and 437,957 common warrants, completed on August 24, 2026, for net proceeds of approximately US$2.01 million, after deducting placement agent fees and other expenses, the issuance of an aggregated of approximately 413,768 Class A Ordinary Shares upon the exercise of all such common warrants and pre-funded warrants; (ii) the issuance and sale of 150,000 Class A Ordinary Shares, 1,740,000 pre-funded warrants, and 1,890,000 common warrants, completed on October 7, 2026, for net proceeds of approximately US$2.12 million, after deducting placement agent fees and other expenses, and the issuance of an aggregated of approximately 1,948,000 Class A Ordinary Shares upon the exercise of all such common warrants and pre-funded warrants; and (iii) the issuance and sale of 80,000,000 Class A Ordinary Shares, completed on October 7, 2026, for net proceeds of approximately US$36 million;

●

on a pro forma as further adjusted basis to reflect the issuance and sale of 1,000,000 Units or Pre-Funded Units, at the offering price of US$1.00 per Unit, assuming (i) full exercise of the Pre-Funded Units, and (ii) no exercise of the Common Warrants, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and assuming the sales of all the securities being offered in this offering, no sale of the Pre-Funded Units, and no exercise of the Common Warrants.

You should read this capitalization table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement and the “Operating and Financial Review and Prospectus” and the unaudited consolidated financial statements and the related notes for the six months ended June 30, 2026 and 2025 in the current report on Form 6-K filed with the SEC on September 30, 2026.

	As of June 30, 2026 Actual	Pro Forma as Adjusted	Pro Forma as Further Adjusted
Short term loans- unrelated parties	-	-	-
Short term loans-related parties	-	-	-
Current portion of long-term loan payable	-	-	-
Amounts due to related parties	-
Financial lease liability-non current	-	-	-
Shareholder’s Equity:
Class A Ordinary Shares (US$0.04 par value, 112,500,000 shares authorized, 231,129 shares issued and outstanding as of June 30, 2026; 83,022,497 shares issued and outstanding pro forma as adjusted; 84,022,497 shares issued and outstanding pro forma as further adjusted)	9,245	3,320,900	3,360,900
Class B Ordinary Shares (US$0.04 par value, 12,500,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026; 0 shares issued and outstanding pro forma as adjusted)	-	-	-
Additional paid-in capital	132,064,308	170,399,967	171,209,967
Statutory reserves	-
Accumulated deficit	(30,500,922)	(30,500,922)	(30,500,922)
Accumulated other comprehensive loss	-
Total shareholders’ deficit	101,572,631	143,219,945	144,069,945
Total capitalization	$101,572,631	143,219,945	144,069,945

The above discussion and table based on 231,129 Class A ordinary shares outstanding as of June 30, 2026, and excludes:

182,546 Class A Ordinary Shares issuable upon the exercise of the Warrants issued in the registered offering closed on August 24, 2026

1,682,000 Class A Ordinary Shares issuable upon the exercise of the Warrants issued in the registered offering closed on October 7, 2026

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Unit and the net tangible book value per ordinary share after this offering. Dilution results because the offering price per Unit is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of June 30, 2026 was US$101,572,631, or US$439.46 per Class A Ordinary Share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per ordinary share is our historical net tangible book value divided by the number of outstanding ordinary share as of June 30, 2026, as adjusted to give effect to the Share Consolidation.

Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the offering price of US$1.00 per Unit (assuming full exercise of the Pre-Funded Units), and after deducting the Placement Agent’s fees and estimated offering expenses payable by us attributed to each share.

Without taking into account any other changes in net tangible book value after June 30, 2026 other than to give effect to (i) the issuance and sale of 279,600 Class A Ordinary Shares, approximately 158,357 pre-funded warrants, and 437,957 common warrants, completed on August 24, 2026, and the issuance of an aggregated of approximately 413,768 Class A Ordinary Shares upon the exercise of all such common warrants and pre-funded warrants; (ii) the issuance and sale of 150,000 Class A Ordinary Shares, 1,740,000 pre-funded warrants, and 1,890,000 common warrants, completed on October 7, 2026, and the issuance of an aggregated of approximately 1,948,000 Class A Ordinary Shares upon the exercise of all such common warrants and pre-funded warrants; (iii) the issuance and sale of 80,000,000 Class A Ordinary Shares, completed on October 7, 2026; and (iv) the sale of the Units and Pre-Funded Units offered in this offering, at the offering price of US$1.00 per Unit, assuming full exercise of the Pre-Funded Units, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and assuming no sale of the Pre-Funded Units, and no exercise of the Common Warrants, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been US$144 million or US$1.71 per Class A Ordinary Share. This represents an immediate dilution in net tangible book value of US$0.01 per Class A Ordinary Share to the existing shareholders and an immediate increase in net tangible book value of US$0.86 per Class A Ordinary Share to investors purchasing securities, US$0.85 dilution per share to new investors in this offering. The following table illustrates this dilution:

Offering price per Unit	US$	0.85
Net tangible book value per share as of June 30, 2026	US$	439.46
Dilution in net tangible book value per ordinary share attributable to payments by new investors	US$	(437.75)
Pro forma as adjusted net tangible book value per share after this offering	US$	1.71
Dilution per share to new investors in this offering	US$	0.86

The tables and discussion above are based on a total of 84,022,497 Class A Ordinary Shares and 0 Class B Ordinary Shares issued and outstanding after this offering, assuming the sales of all the securities being offered in this offering, full exercise of the Pre-Funded Units and no exercise of the Common Warrants.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering Units, each Unit consists of one Class A Ordinary Share and one Common Warrant, at the offering price of $1.00 per Unit.

We are also offering Pre-Funded Units, with each Pre-Funded Unit consisting of one Pre-Funded Warrant and one Common Warrant, to each purchaser whose purchase of Units would otherwise result in the purchaser’s, together with its affiliates, beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will be equal to the price per Unit minus $0.04, and the exercise price of each Pre-Funded Warrant will be $0.04 per Class A Ordinary Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Class A Ordinary Shares and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Common Warrant as part of a Unit or Pre-Funded Unit, as applicable, but the components of the Units and Pre-Funded Units will immediately separate upon issuance.

We will not issue any fractional Common Warrants or Pre-Funded Warrants in this offering and will round down the number of Common Warrants any purchaser of Units or Pre-Funded Units would otherwise receive to the nearest whole number.

Each Common Warrant will be immediately exercisable for one Class A Ordinary Share at an exercise price of $1.00 per share (100% of the offering price of each Unit sold in this offering) and expire five years after the issuance date.

We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby. Our Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares (or Pre-Funded Warrants) and the Common Warrants comprising our Units or Pre-Funded Units are immediately separable and will be issued separately in this offering.

Pre-Funded Warrants and Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants and Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant and the form of Common Warrant, which will be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant and form of Common Warrant. The Pre-Funded Warrants and Common Warrants will be issued in certificated form only.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Common Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Each of the Common Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver Class A Ordinary Shares upon exercise of the warrants within the time periods specified in the warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a warrant.

Cashless Exercise. The holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. If a registration statement registering the issuance of the Class A Ordinary Shares underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Common Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants or Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the Pre-Funded Warrants is $0.04 per Class A Ordinary Share. Each Common Warrant offered hereby will have an initial exercise price per Ordinary Share equal to $1.00 (100% of the offering price of each Unit in this offering, the “Basis Price”). The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share subdivisions, consolidations reorganizations or similar events affecting our Class A Ordinary Shares.

The exercise price and the number of shares issuable under the Common Warrants will be proportionately adjusted in the event of certain transactions involving our Class A Ordinary Shares, including share dividends or share subdivisions, consolidations, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the Common Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Class A Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Common Warrants also contain certain downward adjustment mechanisms and anti-dilution provisions. If at any time while the Common Warrants are outstanding, the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any Class A Ordinary Shares or securities convertible or exercisable into Class A Ordinary Shares, except for certain exempt issuances (each a “Subsequent Equity Sale”), for a per share price less than the then effective exercise price of the Common Warrant in effect immediately prior to such Subsequent Equity Sale (such lower price, the “Base Share Price”), the exercise price of the Common Warrant shall be reduced to the lower of (1) the Base Share Price and (2) the lowest VWAP during the period commencing five consecutive Trading Days immediately preceding and ending on the fifth Trading Day immediately following the consummation of such issuance.

Other than the adjustments above, in no event shall the exercise price of the Common Warrants be reduced below a floor price, which shall equal 20% of the lower of (i) the closing price of the Company’s Ordinary Shares on NYSE American immediately preceding the execution of the Securities Purchase Agreement and (ii) the average closing price of the Company’s Ordinary Shares on NYSE American for the five Trading Days immediately preceding the execution of the Securities Purchase Agreement, as adjusted for share dividends, share splits, reverse share splits and other similar transactions.

Transferability. Subject to applicable laws, the Common Warrants and Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Common Warrants or the Pre-Funded Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Rights as a Shareholder. Except as otherwise provided in the Common Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Common Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the warrant. Holders of Pre-Funded Warrants have the right to participate in dividends and holders of Pre-Funded Warrants and Common Warrants have the right to participate in certain distributions as specified in the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Warrants and the Pre-Funded Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Common Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The Pre-Funded Warrants and the Common Warrants are governed by New York law.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we engaged Maxim Group LLC (“Maxim”, or the “Placement Agent”) to act as our placement agent on a reasonable best efforts basis in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is Maxim required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The placement agency agreement does not give rise to any commitment by the Placement agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We entered into a securities purchase agreement (the “Securities Purchase Agreement”) directly with certain investors in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus supplement. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus supplement is a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement. If any investors do not enter into a securities purchase agreement with the Company, they shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering.

We will deliver to the investors the ordinary shares electronically and will mail such investors physical warrant certificates for the warrants and pre-funded warrants underlying the securities, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We intend to complete one closing of this offering.

Fees and Expenses

We have agreed to pay to the Placement Agent a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in this offering.

We have also agreed to pay or reimburse the Placement Agent up to US$50,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the Placement Agent’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately US$850,000, which amount includes (i) a Placement Agent’s fee of approximately US$59,040,  assuming the sale of all of the securities we are offering; (ii) the reimbursement of Placement Agent’s expenses in the amount of US$50,000 in connection with this offering; and (iii) other estimated expenses of approximately US$47,000  which include legal, accounting, printing costs and various fees associated with the registration of the securities.

Lock-Up Agreements

Each of our directors and executive officers has agreed to a 60 day “lock-up” period from October 7, 2026, the closing date of the October 2026 RD Offering with respect to the Class A Ordinary Shares that they beneficially own. This means that, for a period of 60 days following October 7, 2026, such persons may not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the Placement Agent, including the issuance of shares upon the exercise of currently outstanding options approved by the Placement Agent.

We have also agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Placement Agent.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Placement Agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Class A Ordinary Shares are currently listed on the NYSE American under the symbol “MI”. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not plan to list the Pre-Funded Warrants or the Common Warrants on the NYSE American or any other securities exchange or trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Other Rights

Pursuant to the placement agency agreement dated March 10, 2026 between the Company and Maxim, Maxim is entitled to a transaction fee equal to 6.0% of the gross proceeds received by the Company from any financing of equity, equity-linked, convertible or debt securities or other capital-raising activity consummated within twelve (12) months of March 10, 2026, to the extent such financing or capital is provided by investors contacted or introduced by Maxim during the term of such agreement (the “Tail Financing”). Upon closing of this offering, Maxim shall provide by electronic mail a written list of such persons or entities that Maxim had actually contacted or introduced to the Company, together with reasonable documentary evidence of written communications demonstrating that such persons or entities were in fact introduced to the Company by Maxim; provided, however, that the number of such persons or entities shall not exceed twenty (20). Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Tail Financing shall not apply to any transaction conducted in reliance on Regulation S that does not involve the engagement of an underwriter, agent, advisor, or finder. In addition, the Company granted Maxim a right of first refusal for a period of twelve (12) months following the final closing under such agreement to act as sole managing underwriter and book-runner, sole placement agent or sales agent for certain future public or private equity, equity-linked or debt offerings of the Company, subject to the terms and conditions set forth therein. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the right of first refusal shall not apply to any transaction conducted in reliance on Regulation S that does not involve the engagement of an underwriter, agent, advisor, or finder. In compliance with FINRA Rule 5110(g)(6)(A), the duration of the right of first refusal shall in no event exceed three years from the commencement of sales of this offering or the termination date of the engagement between the Company and Maxim.

Certain Relationships

Maxim and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Determination of Offering Price

The offering price of the securities we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Affiliations

The Placement Agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Placement Agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Placement Agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’ website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in their capacity as Placement Agent and should not be relied upon by investors.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus supplement will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Placement Agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus supplement may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Class A Ordinary Shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with respect to anything done in relation to our Class A Ordinary Shares in, from or otherwise involving the United Kingdom.

Stamp Taxes

If you purchase our securities offered by this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP, our counsel as to Cayman Islands law. Hunter Taubman Fischer & Li LLC is acting as counsel to our company regarding U.S. securities law matters. Legal matters as to PRC law and Hong Kong law will be passed upon for us by Hebei Meidong Law Firm. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the Placement Agent by Pryor Cashman LLP, New York, New York. Hunter Taubman Fischer & Li LLC and Pryor Cashman LLP may rely on Hebei Meidong Law Firm with respect to matters governed by PRC law and Hong Kong law and Conyers Dill & Pearman LLP with respect to matters as to Cayman Islands law.

EXPERTS

The audited financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, December 31, 2024 and December 31, 2023 have been so incorporated in reliance on the reports of Assentsure PAC (PCAOB ID: 6783), the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing. Assentsure PAC is headquartered in Singapore. The current address of Assentsure PAC is 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including our annual report on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care.

We incorporate by reference in this prospectus supplement the documents listed below:

●	Form 6-Ks filed with the SEC on March 10, 2026, March 12, 2026, April 8, 2026, April 21, 2026, May 8, 2026, May 12, 2026, August 28, 2026, September 30, 2026, September 30, 2026, and October 5, 2026,

●	Form 20-F filed with the SEC on May 1, 2026, and

●	the description of our Ordinary Shares incorporated by reference in our registration statement on Form F-4, as amended (File No. 333-268865) filed with the Commission on December 19, 2022, including any amendment and report subsequently filed for the purpose of updating that description.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website https://www.nftoeo.com/ as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

Upon written or oral request, we will provide to each person to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

NFT LIMITED

Office Q 11th Floor, Kings Wing Plaza 2,

No.1 Kwan Street, Sha Tin, New Territories

Hong Kong

Tel: +86-19145546614

Attention: Chief Executive Officer

PROSPECTUS

NFT Limited

$500,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of Class A ordinary shares, par value $0.005 per share (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares, or debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong.

As of the date of this prospectus, none of our subsidiaries are located in the People’s Republic of China (or the “PRC”). We do not have any operations or maintain any office in mainland China. The securities offered in this prospectus are securities of NFT Limited, the offshore holding company in the Cayman Islands. Holders of our securities do not directly own any equity interests in our operating subsidiaries.

One of our subsidiaries, Metaverse Digital Payment Co., Limited (“Metaverse HK”) was formed and operated in Hong Kong. This entity is engaged in digital payment service. While we do not have operations in mainland China, the legal and operational risks associated with having operations in the PRC also apply to having operations in Hong Kong. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless, please see “Risk Factors” in this prospectus.

We have no variable interest entities in our corporate structure. The following diagram illustrates our current corporate structure, which includes all of our subsidiaries as of the date of this prospectus:

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings.

Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, given that we currently do not have any business operations in mainland China, we believe that the Trial Measures do not apply to us and our offerings so that we are not required to file with the CSRC for any offerings, as advised by Hebei Meidong Law Firm, our counsel as to PRC law. However, if we and our Hong Kong subsidiaries are found noncompliant with the Trail Measures, we may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

We face various legal and operational risks and uncertainties as a company with partial operating in Hong Kong. While we do not have any operations or maintain any office in PRC, the legal and operational risks associated with having operations in the PRC apply to operations in Hong Kong. Our results of operations and financial condition may be materially and adversely affected by significant regulatory developments in the PRC. Actions by the PRC government can also significantly affect our business. See “Risk Factors—Risks Related to Doing Business in Hong Kong” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025.

The PRC may also intervene or influence our operations in Hong Kong or elsewhere at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers in China, which could result in a material change in our operations and/or the value of our shares. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretations, which could result in claims, changes to our data and other business practices, regulatory investigations, penalties, increased cost of operations, or declines in customer growth or engagement, or otherwise affect our business. As a result, the trading prices of our securities could significantly decline or become worthless. Additionally, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. There are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. In addition, our auditor, Assentsure PAC (PCAOB ID: 6783), is headquartered in Singapore.

Since these rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may cause significant disruption to our business operations, materially and adversely affect our financial condition and results of operations, and cause our common stock to significantly decline in value or become worthless.

Substantially all of our assets will be located in Hong Kong and United States, and our officers and our present directors reside primarily in United States and mainland China. Specifically, one of our directors, Doug Buerger, resides in the United States. The officers and other directors, Kuangtao Wang, Jianguang Qian, Guisuo Lu, and Ronggang (Jonanthan) Zhang, are all based in mainland China where they work remotely. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers based in mainland China or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of these directors and officers under Federal securities laws. We have been advised by our PRC legal counsel, Hebei Meidong Law Firm, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. See “Enforceability of Civil Liability” for more details.

There are no cash flows and transfers of other assets by type that have occurred between the holding company and its subsidiaries. No dividends or distributions that a subsidiary has made to the holding company. No dividends or distributions made to U.S. investors. We maintain a cash management policy. There is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong. For more information regarding our cash transfer situation, please refer to our consolidated financial statements and notes to the consolidated financial statements incorporated by reference in this prospectus from our other filings with the SEC. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the NYSE American under the symbol “MI.” On October 7, 2025, the last reported sale price of our Class A Ordinary Shares on the NYSE American was $3.84 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless otherwise specified or required by context, references to “we,” “the Company”, “NFT Limited”, “our” and “us” refer collectively to (i) NFT Limited, (ii) the subsidiaries of NFT Limited, Takung DIGITAL TECHNOLOGY LIMITED (“NFT Digital”), Takung EXCHANGE LIMITED (“NFT Exchange”) and its wholly owned Hong Kong subsidiary, METAVERSE DIGITAL PAYMENT CO., LIMITED (“Metaverse HK”), respectively.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

Currency, exchange rate, and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

References to “US$,” “$”, “dollars” and “U.S. dollars” are to the legal currency of the United States.

References to “HK$” are to the Hong Kong dollars, the legal currency of Hong Kong.

References to “Hong Kong” are to “Hong Kong, Special Administrative Region of the People’s Republic of China”.

Unless otherwise specified or required by context, references to “we,” “the Company”, “NFT Limited”, “our” and “us” refer collectively to (i) NFT Limited, (ii) the subsidiaries of NFT Limited, Takung DIGITAL TECHNOLOGY LIMITED (“NFT Digital”), Takung EXCHANGE LIMITED (“NFT Exchange”) and its wholly owned Hong Kong subsidiary, METAVERSE DIGITAL PAYMENT CO., LIMITED (“Metaverse HK”), respectively.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Corporate Structure

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong.

As of the date of this prospectus, none of our subsidiaries are located in the People’s Republic of China (or the “PRC”). We do not have any operations or maintain any office in mainland China. The securities offered in this prospectus are securities of NFT Limited, the offshore holding company in the Cayman Islands. Holders of our securities do not directly own any equity interests in our operating subsidiaries.

One of our subsidiaries, Metaverse Digital Payment Co., Limited (“Metaverse HK”) was formed and operated in Hong Kong. This entity is engaged in digital payment service. While we do not have operations in mainland China, the legal and operational risks associated with having operations in the PRC also apply to having operations in Hong Kong. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless, please see “Risk Factors” in this prospectus.

We have no variable interest entities in our corporate structure. The following diagram illustrates our current corporate structure, which includes all of our subsidiaries as of the date of this prospectus:

Risks Associated with Conducting Business in Hong Kong

Investing in our securities is highly speculative and involves a significant degree of risk. We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. Our operations are conducted by our subsidiaries in Hong Kong and the United States. As of the date of this prospectus, none of our subsidiaries are located or established in PRC. Accordingly, the laws and regulations of the PRC do not currently have any material impact on our business, financial condition and results of operations. However, the legal and operational risks associated with having operations in mainland China also apply to having operations in Hong Kong. Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Our operations in Hong Kong are subject to potential regulatory, policy, and enforcement changes similar to those affecting businesses in mainland China, which could materially and adversely impact our operations, financial condition, and business prospects. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless. See “Risk Factors - Risks Related to Doing Business in Hong Kong” beginning on page 10 of this prospectus.

Regulatory Developments on Overseas-listing

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings.

Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, given that we currently do not have any business operations in mainland China, we believe that the Trial Measures do not apply to us and our offerings so that we are not required to file with the CSRC for any offerings, as advised by Hebei Meidong Law Firm, our counsel as to PRC law. However, if we and our Hong Kong subsidiaries are found noncompliant with the Trail Measures, we may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Permissions or Approvals Required from the PRC Authorities

As of the date of prospectus, on the basis that we currently do not have any business operations in mainland China, Hebei Meidong Law Firm, our counsel as to PRC law, has advised us that we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer or continue to offer securities; specifically, we are currently not required to obtain any permission or approval and are not covered by permission requirements from the CSRC, the Cyberspace Administration of China (CAC) or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, if we and our Hong Kong subsidiary (i) does not receive or maintain such approval, should the approval be required in the future by the PRC government, (ii) inadvertently concludes that such approval is not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such approval in the future, our operations and financial condition could be materially adversely affected, and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

Cash and Other Assets Transfers within our Organization

There have been no cash flows and transfers of other assets that have occurred between the holding company and the subsidiaries. Additionally, no dividends or distributions have been made by any subsidiary to the holding company, nor any dividends or distributions have been made to U.S. investors. There is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong.

We maintain a cash management policy that dictates how and when funds are transferred or distributed. Our policy outlines its purpose, scope, and objectives related to cash management. It identifies the parties responsible for cash management and their duties regarding fund transfers. The policy also establishes general principles for key management areas, including bank accounts, investment of surplus cash, petty cash, internal controls, and digital assets, as well as requirements regarding policy review.

Specifically, the Company’s finance department and treasury function staff are responsible for managing fund transfers. The finance department maintains accurate records of all cash inflows and outflows, prepares and updates short-term and long-term cash flow forecasts, reviews daily bank balances, recommends investment or borrowing actions, and ensures the timely reconciliation of all bank accounts. Treasury function staff submit forecasts of expected cash needs to the finance department and obtain prior approval for significant cash expenditures. Additionally, treasury staff are responsible for executing investments of surplus funds according to approved guidelines, managing banking relationships, and ensuring compliance with cash-related covenants and regulations.

As the laws and regulations of the PRC currently do not have any material impact on the transfer of cash from our subsidiary in Hong Kong, to the holding company, its other subsidiaries, or the investors in the U.S as analyzed below, we do not have a policy that addresses how to handle limitations on cash transfers due to PRC law. However, there is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong.

Metaverse HK is permitted under the laws of Hong Kong to transfer cash to the holding company and the subsidiaries, across borders, and to U.S. investors, including providing funding to NFT Exchange, a wholly owned subsidiary of the Company in Wyoming, through dividend distribution without restrictions on the amount of the funds. We and our subsidiaries currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Metaverse HK is the only subsidiary in Hong Kong. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of the PRC currently do not have any material impact on the transfer of cash from Metaverse HK to NFT Exchange or from Metaverse HK to the holding company, its other subsidiaries, or the investors in the U.S. However, there is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash into or out of Hong Kong.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out from share capital.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” under item 8 in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025.

Summary of Risk Factors

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us. (see “The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us” on page 10 of this prospectus);

●	It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong and PRC. (see “It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong” on page 11 of this prospectus);

●	We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results. (see “We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results” on page 11 of this prospectus);

●	Although we and our subsidiaries are not based in mainland China and we have no operations in mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over overseas offerings and listings and/or foreign investment in issuers like ourselves. It may result in a material adverse change in our Hong Kong subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors. (see “Although we and our subsidiaries are not based in mainland China and we have no operations in mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over overseas offerings and listings and/or foreign investment in issuers like ourselves. It may result in a material adverse change in our Hong Kong subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors” on page 11 of this prospectus);

●	There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. (see “There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval” on page 12 of this prospectus);

●	Although the audit report included by reference in this prospectus is prepared by auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or

●	investigate completely, and as a result, U.S. national securities exchanges, such as NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. (see “Although the audit report included by reference in this prospectus is prepared by auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two” on page 14 of this prospectus);

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries. (see “The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries” on page 16 of this prospectus);

●	There are political risks associated with conducting business in Hong Kong. (see “There are political risks associated with conducting business in Hong Kong” on page 16 of this prospectus);

●	We may be affected by the currency peg system in Hong Kong. (see “We may be affected by the currency peg system in Hong Kong” on page 17 of this prospectus);

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see “We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 18 of this prospectus);

●	We are transitioning our business from a PRC based business to being internationally operated. Our business plan is at its early stage of development. (see “We are transitioning our business from a PRC based business to being internationally operated. Our business plan is at its early stage of development” on page 18 of this prospectus).

OUR BUSINESS

History and Development of the Company

We were incorporated in Delaware under the name Cardigant Medical Inc. on April 17, 2009. Our initial business plan was focused on the development of novel biologic and peptide-based compounds and enhanced methods for local delivery of treatments for vascular diseases including peripheral artery disease and ischemic stroke.

Pursuant to the Stock Purchase Agreement dated as of July 31, 2014, Yong Li, an individual purchased a total of 22,185,230 (pre- Reverse Stock Split) restricted shares of common stock of the Company from a group of three former shareholders of the Company. In consideration for the shares, Mr. Li paid the sellers $399,344 in cash which came from his own capital. The sellers were Jerett A. Creed, the Company’s former Chief Executive Officer, Chief Financial Officer, director and formerly a controlling shareholder of the Company, the Creed Family Limited Partnership and Ralph Sinibaldi. The shares represented approximately 95% of the Company’s then issued and outstanding common stock. The sale was consummated on August 28, 2014. As a result of the transaction, there was a change in control of the Company.

On August 27, 2014, we entered into a Contribution Agreement with Cardigant Neurovascular. Pursuant to the Contribution Agreement, we assigned all our assets, properties, rights, title and interest used or held for use by our business, (except for certain excluded assets set forth therein) which was the treatment of atherosclerosis and plaque stabilization in both the coronary and peripheral vasculature using systemic and local delivery of large molecule therapeutics and peptide mimetics based on high density lipoprotein targets (“Cardigant Business”). In consideration for such contribution of capital, Cardigant Neurovascular agreed to assume all our liabilities raising from the Cardigant Business prior to the date of the Contribution Agreement and thereafter with regard to certain contributed contacts. We granted Cardigant Neurovascular an exclusive option for a period of 6 months to purchase the excluded assets for $1. Cardigant Neurovascular exercised this option October 20, 2014 and the excluded assets were assigned to Cardigant Neurovascular on October 20, 2014.

Also on October 20, 2014, we acquired the business of Hong Kong Takung through the acquisition of all the share capital of Hong Kong Takung under a Share Exchange Agreement dated September 23, 2014 in exchange for 209,976,000 (pre-Reverse Stock Split) newly-issued restricted shares of our common stock to the shareholders of Hong Kong Takung.

Hong Kong Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Although Hong Kong Takung was incorporated in late 2012, it did not commence business operations until late 2013.

As a result of the transfer of the excluded assets pursuant to the Contribution Agreement and the acquisition of all the issued and outstanding shares of Hong Kong Takung, we ceased the Cardigant Business and assumed Hong Kong Takung’s business operations.

On November 5, 2014, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware to change our name from “Cardigant Medical Inc.” to “Takung Art Co., Ltd.”

On July 28, 2015, Hong Kong Takung incorporated a wholly owned subsidiary, Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), in Shanghai Free-Trade Zone (SFTZ) in Shanghai, China, with a registered capital of $1 million. Shanghai Takung assists in Hong Kong Takung’s operations by receiving deposits from and making payments to online artwork Traders in mainland China on behalf of Hong Kong Takung. On January 27, 2016, Hong Kong Takung incorporated a wholly owned subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) in the Tianjin Free Trade Zone (TJFTZ) in Tianjin, China with a registered capital of $1 million. Tianjin Takung provides technology development services to Hong Kong Takung and Shanghai Takung, and also carries out marketing and promotion activities in mainland China. On May 8, 2020, Shanghai Takung was deregistered and its operations were merged with Tianjin Takung in order to save administrative costs. During 2021, Hong Kong Takung lost its control over the operation of Tianjin Takung and the assets, liabilities and results of operations of Tianjin Takung was deconsolidated.

On August 10, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-25 (the “Reverse Stock Split”). Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, without any change in par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Shareholders who would otherwise be entitled to receive a fractional share were entitled to rounding up their fractional shares to the nearest whole number.

Hong Kong Takung Art Holdings Company Limited (“Takung Art Holdings”) was incorporated in Hong Kong on July 20, 2018 and operates as a holding company to operate an e-commerce platform for offering, selling and trading whole pieces of artwork instead of units of artwork. Takung Art Holdings was deregistered on April 29, 2020 due to deregistration of Art Era Internet Technology (Tianjin) Co., Ltd.

Art Era Internet Technology (Tianjin) Co., Ltd (“Art Era”), formed in Tianjin on September 7, 2018, is a directly wholly owned subsidiary of Takung Art Holdings, and formed as a limited liability company with a registered capital of $2 million located in the Pilot Free Trade Zone in Tianjin. Art Era mainly focuses on developing our e-commerce platform for art. Art Era was deregistered on June 18, 2019 due to Company’s plan to put off the e-commerce platform development.

Hong Kong MQ Group Limited (“Hong Kong MQ”) was formed in Hong Kong on November 27, 2018 and currently has no operations. On June 19, 2019, as a result of a private transaction, one (1) share of common stock of Hong Kong MQ was transferred from Ms. Hiu Ngai Ma to the Company. The net asset of Hong Kong MQ was $nil as of the acquisition date. The consideration paid for the ownership transfer, which represent 100% of the issued and outstanding share capital of Hong Kong MQ, was $0.13 (HK$1). Hong Kong MQ became a direct wholly-owned subsidiary of the Company.

MQ (Tianjin) Enterprise Management Consulting Co., Ltd (“Tianjin MQ”) was incorporated in Tianjin, PRC on July 9, 2019 and is a directly wholly owned subsidiary of Hong Kong MQ. It was established as a limited liability company with a registered capital of $100,000 located in the Pilot Free Trade Zone in Tianjin. Tianjin MQ was expected to focus on exploring business opportunities. As a result of the Company’s effort in streamlining its operations, Tianjin MQ was deregistered on August 10, 2020. As of the date of this prospectus, we do not have any operations or maintain any office in mainland China.

NFT Digital was incorporated in Albany, New York on December 13, 2021 and is a wholly-owned subsidiary of Takung. This entity primarily provides administrative and technical supports for the development of NFT projects.

NFT Exchange was incorporated in Wyoming under the name “NFT Exchange Limited” on January 7, 2022 and is a wholly owned by Takung. On March 31, 2022, the registered name was changed to “NFT Exchange Limited”. This entity facilitates the business and operation of the new NFT exchange market.

Metaverse HK was formed in Hong Kong on January 27, 2022, and is wholly owned by NFT Exchange. This entity is engaged in digital payment service.

On August 24, 2022, the Company entered into certain securities purchase agreement, dated June 27, 2022, as amended on July 27, 2022 (the “SPA”), with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the SPA, the Company agreed to issue 10,380,623 units for a per unit price of $2.89 (the “Units”). Each Unit consists of one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and a warrant to purchase two shares of Common Stock.

The issuance and sale of the Units was exempted from the registration requirement of the Securities Act pursuant to Regulation S promulgated thereunder.

The transaction contemplated by the SPA closed on September 13, 2022, as all the closing conditions have been satisfied.

On November 1, 2022, Takung Art Co., Ltd., Hong Kong Takung Art Company Limited (“Hong Kong Takung”) and Hong Kong MQ Group Limited (“Hong Kong MQ”, together with Hong Kong Takung, the “Targets”), the Company’s wholly owned subsidiaries, and Fecundity Capital Investment Co., Ltd. (the “Purchaser”), entered into a certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase the Targets in exchange for cash consideration of $1,500,000 (the “Purchase Price”). Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser became the sole shareholder of the Targets and as a result, assumed all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by the Targets. The closing of the Disposition was subject to certain closing conditions including the payment of the Purchase Price, the receipt of a fairness opinion from Access Partner Consultancy & Appraisals and the approval of the Company’s shareholders. On July 1st, 2023 it was closed after satisfying all closing conditions including receiving  $1,500,000 from the Purchase by Exchange Digital Limited.

On November 1, 2022, Takung Art Co., Ltd. entered into an Agreement and Plan of Merger (the “Merger Agreement”), as amended and restated on December 15, 2022 and September 5, 2023 with NFT Limited (“NFT”), a Cayman Islands exempt company and a wholly owned subsidiary of the Takung Art Co., Ltd. . Pursuant to the Merger Agreement, among other things, the Takung Art Co., Ltd.merged with and into NFT, with NFT continuing as the surviving entity (the “Redomicile”). The Redomicile was approved by the Company’s shareholders on May 25, 2023 and became effective on September 18, 2023 (the “Effective Time”).

From and after the Effective Time, each share of the Takung Art Co., Ltd. ’s stock, either common stock or preferred stock issued and outstanding prior to the Effective Time (excluding certain excluding shares and dissenting shares, if any) were automatically converted into Class A Ordinary Shares of NFT on pro rata basis. Each share of NFT held immediately prior to the Effective Time by the Company was automatically cancelled and no payment was made with respect thereto. Takung Art Co Ltd. Ceased to exist on August 22, 2023 as evidenced by the State of Delaware Certificate of Merger for a domestic corporation merging into a foreign corporation.

Recent Development

On May 6, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated investors as set forth therein (the “Investors”). Under the Securities Purchase Agreement, the Company issued convertible notes (the “Convertible Notes”) to the Investors in the aggregate original principal amount of $20,000,000.00 (the “Note Offering”), convertible into 9,253,262 Class A ordinary shares, $0.005 par value per share, of the Company, for $20,000,000.00 in aggregate gross proceeds. The Note Offering closed on May 16, 2025, upon the satisfaction or waiver of all closing conditions. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest.

On June 3, 2025, we entered into a certain amendment (the “Amendment”) to the Purchase Agreement in accordance with the terms of the Purchase Agreement. Pursuant to the Amendment, the Company and the Investors agreed to (i) amend and restate the Convertible Notes (the “Amended and Restated Notes”) such that the Amended and Restated Notes shall become convertible and redeemable after one (1) month from the Purchase Price Date (as defined in the Notes), and (ii) provide registration rights under a registration statement on Form F-1 to the Investors for the ordinary shares issuable upon the conversion or redemption of the Amended and Restated Notes.

On June 23, 2025, we filed a registration statement on Form F-1 with the SEC to register the Class A ordinary shares underlying the Amended and Restated Notes for resale by the Investors upon conversion or redemption of the Amended and Restated Notes. The Form F-1 has been declared effective on September 19, 2025.

The Investors have fully converted all of the Amended and Restated Notes. On August 11, 2025, the Company issued an aggregate of 9,253,260 restricted Class A ordinary shares upon conversion of such Amended and Restated Notes at the agreed conversion price of $2.1614 per share.

Corporate Structure

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in New York, Wyoming and Hong Kong.

As of the date of this prospectus, none of our subsidiaries are located in the People’s Republic of China (or the “PRC”). We do not have any operations or maintain any office in mainland China. The securities offered in this prospectus are securities of NFT Limited, the offshore holding company in the Cayman Islands. Holders of our securities do not directly own any equity interests in our operating subsidiaries.

One of our subsidiaries, Metaverse Digital Payment Co., Limited (“Metaverse HK”) was formed and operated in Hong Kong. This entity is engaged in digital payment service. While we do not have operations in mainland China, the legal and operational risks associated with having operations in the PRC also apply to having operations in Hong Kong. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless, please see “Risk Factors” in this prospectus.

We have no variable interest entities in our corporate structure. The following diagram illustrates our current corporate structure, which includes all of our subsidiaries as of the date of this prospectus:

Business Overview

Overview of Our Company

NFT Limited is a holding company incorporated in Cayman Islands. Through our subsidiaries, we currently operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade in ownership over valuable artwork in the form of non-fungible token or NFT. In addition, we also provide NFT consulting with respect to the strategic utilization of blockchain technology and NFT launch. Given our goal to create multiple potential revenue streams and continue to diverse the business model, we are also exploring NFT gaming business including sales of in-game characters NFTs and sales of membership packs.

The Company offers online listing and trading services that allow artists/art dealers/owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform. Our platform also invests in high-end and expensive artwork more accessible to ordinary people without substantial financial resources.

The Company, through its operating subsidiaries, generate revenue from services in connection with the offering and trading of artwork on its system, primarily consisting of trading commissions on the listing and trading of NFTs on our platform.

Takung Digital Technology Limited (“NFT Digital”) was incorporated in Albany, New York on December 13, 2021 and is a wholly-owned subsidiary of NFT Limited. This entity primarily provides administrative and technical supports for the development of NFT projects.

Takung Exchange Limited (“NFT Exchange”) was incorporated in Wyoming under the name “NFT Exchange Limited” on January 7, 2022 and is wholly owned by NFT Limited. On March 31, 2022, the registered name was changed to “Takung Exchange Limited. This entity facilitates the business and operation of the new NFT exchange market.

Metaverse Digital Payment Co., Limited (“Metaverse Digital Payment”) was formed in Hong Kong on January 27, 2022, and is wholly owned by TK Exchange. This entity is engaged in digital payment service.

On November 1, 2022, the Company, Hong Kong Takung and Hong Kong MQ (together with Hong Kong Takung, the “Targets”), and Fecundity Capital Investment Co., Ltd. (the “Purchaser”), entered into a certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase the Targets in exchange for cash consideration of $1,500,000 (the “Purchase Price”) (the “Disposition”). The closing of the Disposition is subject to certain closing conditions including the payment of the Purchase Price, the receipt of a fairness opinion from Access Partner Consultancy & Appraisals and the approval of the Company’s shareholders. It was closed on June 30, 2023 after subject to conditions of receiving full payment from the Purchaser by Takung Digital Exchange.

Our principal executive office is located at Office Q, 11th Floor, Kings Wing Plaza 2, No. 1, Kwan Street, Sha Tin, New Territories, Hong Kong.

Corporate Information

Our principal executive office is located at Office Q, 11th Floor, Kings Wing Plaza 2, No. 1, Kwan Street, Sha Tin, New Territories, Hong Kong. Our telephone number is +86-19145546614. We maintain a website at https://www.nftoeo.com/ that contains information about our Company, though no information contained on our website is part of this prospectus. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 30, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Investing in our securities is highly speculative and involves a significant degree of risk. We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As of the date of this prospectus, none of our subsidiaries are located or established in PRC. The securities offered in this prospectus are securities of the Cayman Islands holding company. Holders of our securities do not directly own any equity interests in our operating subsidiaries, but will instead own shares of a Cayman Islands holding company.

However, the legal and operational risks associated with having operations in PRC also apply to having operations in Hong Kong. Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Our operations in Hong Kong are subject to potential regulatory, policy, and enforcement changes similar to those affecting businesses in mainland China, which could materially and adversely impact our operations, financial condition, and business prospects. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless.

RISKS RELATED TO DOING BUSINESS IN HONG KONG

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement had given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region (“SAR”) of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong, and about the PRC’s pledge to allow a high degree of autonomy in Hong Kong. They considered, for example, that the proposals in Article 23 of the Basic Law in 2003 (which was withdrawn due to mass opposition) might have undermined autonomy. On June 10, 2014, Beijing released a new report asserting its authority over the territory. This ignited criticism from many people in Hong Kong, who said that the Communist leadership was reneging on its pledges to abide by the “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule.

If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong and PRC.

Substantially all of our assets will be located in Hong Kong and United States, and most of our officers and our present directors reside outside of the United States as aforementioned. Specifically, one of our directors, Doug Buerger, resides in the United States. The officers and other directors, Kuangtao Wang, Jianguang Qian, Guisuo Lu, and Ronggang (Jonanthan) Zhang, are all based in mainland China where they work remotely. As a result, based on the opinion of Hebei Meidong Law Firm, our counsel as to PRC law, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers based in mainland China or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of these directors and officers under Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any ordinary shares that you may own or acquire.

Although we and our subsidiaries are not based in mainland China and we have no operations in mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over overseas offerings and listings and/or foreign investment in issuers like ourselves. It may result in a material adverse change in our Hong Kong subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors.

We and our subsidiaries are not based in mainland China and do not have operations in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, or do not foresee the need to enter into any contractual arrangements with a VIE to establish a VIE structure in mainland China. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and the legal and operational risks associated with having operations in the PRC also apply to operations in Hong Kong. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our ordinary shares to investors; and (iii) may cause the value of our ordinary shares to significantly decline or become worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We are also aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures”, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in mainland China must be stored in mainland China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for critical information infrastructure operators, or the “CIIOs”, that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, neither we nor our subsidiaries received any notice from any authorities identifying us or our subsidiaries as a CIIO or requiring us or our subsidiaries to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, neither we nor our subsidiaries have been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. On November 14, 2021, the CAC published the Regulations on the Data Security Administration Draft, or the “Data Security Regulations Draft”, to solicit public opinion and comments. Under the Data Security Regulations Draft, an overseas initial public offering to be conducted by a data processor processing the personal information of more than one million individuals shall apply for a cybersecurity review. Data processor means an individual or organization that independently makes decisions on the purpose and manner of processing in data processing activities, and data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. Our Hong Kong subsidiary, Metaverse HK may collect and store certain data (including certain personal information) from our clients who may be PRC individuals. We do not currently expect the Review Measures to have an impact on our business, operations or this offering as we do not believe that Metaverse HK is deemed to be a “CIIO” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review for overseas listing, because (i) Metaverse HK is incorporated and operating in Hong Kong without any subsidiary or VIE structure in mainland China and the Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) as of the date of this prospectus, Metaverse HK did not collect or store any personal information of individual clients of mainland China; and (iii) as of the date of this prospectus, Metaverse HK has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review. As advised by Hebei Meidong Law Firm and based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe our Hong Kong subsidiaries are not required to pass the cybersecurity review of the CAC in order to list our ordinary shares in the U.S.

In addition, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe our Hong Kong subsidiaries are not required to obtain regulatory approval from the CSRC in order to list our ordinary shares in the U.S. In addition, on the basis that we currently do not have any business operations in mainland China, we believe that the Trial Measures do not apply to us and our offerings so that we are not required to file with the CSRC for any offerings, as advised by Hebei Meidong Law Firm, our counsel as to PRC law. However, if we and our Hong Kong subsidiaries are found noncompliant with the Trail Measures, we may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Since these rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may cause significant disruption to our business operations, materially and adversely affect our financial condition and results of operations, and cause our ordinary shares to significantly decline in value or become worthless.

As of the date of this prospectus, on the basis that we currently do not have any business operations in mainland China, we believe are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer or continue to offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, if we and our Hong Kong subsidiaries (i) do not receive or maintain such approval, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such approval is not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such approval in the future, our operations and financial condition could be materially adversely affected, and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

Although the audit report included by reference in this prospectus is prepared by auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards.

Our auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included by reference in this prospectus, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Inspections of other auditors conducted by the PCAOB outside mainland China and Hong Kong have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China and Hong Kong prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China and Hong Kong in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as NYSE American of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on NYSE American or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our ordinary shares being delisted.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and would reduce the time before our securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our auditor is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor, Assentsure PAC, is headquartered in Singapore. Therefore, our auditor is subject to the Determination announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or steps taken by the PRC regulators that do not permit Assentsure PAC to provide audit documentation located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. However, in the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control. Our auditor, Assentsure PAC, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor is not currently subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections.

While our auditor is based outside mainland China and Hong Kong, and is registered with the PCAOB and has been inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. In addition, the recent developments would add uncertainties to the listing and trading of our ordinary shares and we cannot assure you whether NYSE American or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or NYSE American will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our ordinary shares would force holders of our ordinary shares to sell their ordinary shares. The market price of our ordinary shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences - secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security - and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The PRC government may intervene or influence our operations at any time or may exert more control over overseas offerings and listings and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our ordinary shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

There are political risks associated with conducting business in Hong Kong.

We operate our business through subsidiaries in Hong Kong and the United States. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included by reference in this prospectus, we derive part of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The Hong Kong protests that began in 2019 are ongoing protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in Cayman Island, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We are transitioning our business from a PRC based business to being internationally operated. Our business plan is at its early stage of development.

Starting from summer of 2021, we started to expand our business to provide block chain based consulting services to the companies engaged in releasing NFT and related businesses. In November 2021, the artwork unit trading platform operated by Tianjin Takung was suspended by the local authority as a result of the regulatory scrutiny by PRC governments on digital asset related business started. Since beginning of 2022, we made strategic decision to diversify our revenue stream while focusing on utilizing NFT related technologies.

Although our management believes that our current business strategy has significant potential, our Company may never attain profitable operations and our management may not succeed in realizing its business objectives. If it is not able to execute our business strategy as anticipated, the Company may not be able to achieve profitability, and our business and financial condition may be adversely affected.

There are uncertainties in the Chinese regulatory framework of internet payment and related financial system which may cause obstacles for our service of clients based in mainland China.

As of December 31, 2024, $4,351,692 of our cash was categorized as restricted cash as it is from client advance payments held at the bank which are not company-owned but held in trust for clients. The restrictions prevent us from using these funds for operations, and we cannot predict when such restrictions will be lifted.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Amended and Restated Memorandum and Articles adopted by special resolution dated 18 March 2024 and filed with the Registrar of Companies of the Cayman Islands on 20 March 2024 (“M&A”), the Companies Act (As Revised) of the Cayman Islands, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which are shares are traded.

As of the date hereof, the authorized share capital of the Company is US$500,000 divided into 90,000,000 Class A ordinary shares of a nominal or par value of US$0.005 each and 10,000,000 Class B ordinary shares of a nominal or par value of US$0.005 each (the “Class B Ordinary Shares”, together with “Class A Ordinary Shares”, the “Ordinary Shares”). As of the date hereof, 14,318,410 Class A Ordinary Shares are issued and outstanding and 0 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

Ordinary Shares

Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A ordinary shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

Each outstanding Class A Ordinary Share entitles the holder thereof to one vote per share on all matters. Each outstanding Class B Ordinary Share entitles the holder thereof to twenty (20) votes per share on all matters.  Our M&A provides that elections for directors shall be by an ordinary resolution of our shareholders, which requires a simple majority of votes cast at a general meeting of our shareholders, or a written resolution approved in writing by two-thirds of our shareholders entitled to vote at a general meeting. Shareholders do not have preemptive rights to purchase shares in any future issuance of our ordinary shares. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred shareholders, if any, our assets available for distribution will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). The Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

General. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares. Under our M&A, we may issue only non-negotiable shares and may not issue bearer or negotiable shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our Board. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights, rights on winding-up and voting rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Voting Rights. In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to twenty (20) votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a resolution in writing, unanimous approval of our shareholders entitled to vote at a general meeting of our company), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a written resolution, unanimous approval of all of our shareholders entitled to vote at a general meeting of our company). A special resolution is required for important matters such as a change of name or any amendment to our M&A. Holders of our ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our M&A, and cancelling any unissued shares.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our M&A provides that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our Board. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allows any of our shareholders holding in aggregate not less than two-thirds of the aggregate number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our M&A does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions of our M&A set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing and in such usual or common form or such other form approved by our Board.

Our Board may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our Board may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NYSE to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

Liquidation. On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Purchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our Board, before the issue of such shares, or our shareholders by special resolution may determine. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our Board or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may be varied or abrogated either with the written consent of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

 Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. (other than our memorandum and articles of association, any special resolutions of our shareholders, and our register of mortgages and charges). However, at the discretion of our Board, we intend to provide our shareholders with annual audited financial statements.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate or divide all or any of our share capital into shares of a larger or smaller amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of as amount smaller than that fixed by our memorandum; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares. Our M&A authorizes our Board to issue additional Ordinary Shares from time to time as our Board shall determine, to the extent there are available authorized but unissued shares.

Our M&A authorizes our Board to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of M&A may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A ordinary shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus relating to any series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the stockholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses, incurred or sustained by such directors or officer, other than by reason of such person’s fraud or dishonesty, in or about the conduct of our company’s business or affairs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of (i) in the case of ordinary resolutions, a written resolution passed by unanimous consent of all of our shareholders entitled to receive notice of and to attend and vote at general meetings of our company, or (ii) in the case of special resolutions, a unanimous written resolution signed by all of our shareholders entitled to receive notice of and to attend and vote at general meetings of our company, without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry in aggregate not less than two-thirds of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by a special resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our Board, is absent from meetings of our board for six consecutive months and our Board resolves that his office be vacated; (v) is prohibited by law from being a director, or (vi) ceases to be a director by virtue of the Cayman Islands law, its M&As or is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties, which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our Company may be dissolved, liquidated, or wound up voluntarily by a special resolution, or by an ordinary resolution on the basis that we are unable to pay our debts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our M&As on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&As that require our Company to disclose shareholder ownership above any particular ownership threshold.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Ordinary Shares, preferred shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares or preferred shares purchasable upon exercise, if any.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer LLC, located at Woodmere, NY, Utah. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

NYSE American Listing

Our Class A Ordinary Shares are listed on the NYSE American under the symbol “MI.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 have been audited by Assentsure PAC (PCAOB ID: 6783), an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Assentsure PAC is headquartered in Singapore.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022 are included in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 26, 2025, June 3, 2025, May 16, 2025, May 7, 2025, August 21, 2024, and October 1, 2024;

(3)	our Registration Statement on Form F-4, as amended, filed with the SEC on December 19, 2022; and

(4)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 000-55500) filed with the Commission on August 26, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Office Q 11th Floor, Kings Wing Plaza 2, No.1 Kwan Street, Sha Tin, New Territories, Hong Kong. Attention: Kuangtao Wang, +86-13020144962.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://www.nftoeo.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Conyers Dill & Pearman LLP, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment in the Cayman Islands. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore may be enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Enforceability of Civil Liability in Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

In addition, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult. The forgoing discussion regarding enforcement of civil liabilities in China is based on the opinion of Hebei Meidong Law Firm, our counsel as to PRC law.

Currently, four of our officers or directors are based in mainland China. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

1,000,000 Units or Pre-Funded Units, Each Unit or Pre-Funded Unit Consisting of One Class A Ordinary Share and One Common Warrant to
Purchase One Class A Ordinary Share or one Pre-Funded Warrant to Purchase one Class A Ordinary Share and One Common Warrant to
Purchase One Class A Ordinary Share

400,000 Class A Ordinary Shares underlying the Pre-Funded Warrants

1,000,000 Class A Ordinary Shares underlying the Common Warrants

NFT Limited

PROSPECTUS SUPPLEMENT

October 8, 2026